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                                                     November 24, 1997



Quantum Epitaxial Designs, Inc.
119 Technology Drive
Bethlehem, Pennsylvania 18015

                  Re:      Registration Statement on Form S-1
                           (Registration No. 333-37457)
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Ladies and Gentlemen:


                  We have acted as special counsel to Quantum Epitaxial Designs, Inc., a Pennsylvania corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of a public offering (the "Offering") of (i) 2,750,000 shares ("Firm Shares") of the Company's common stock, par value $0.001 per share ("Common Stock"), to be sold by the Company, and (ii) up to 412,500 shares ("Option Shares," and together with the Firm Shares, the "Shares") of Common Stock to be sold by the Company pursuant to exercise of the over-allotment option granted to the underwriters named in the Registration Statement on Form S-1 (Registration No. 333-37457) filed with the Securities and Exchange Commission under the Act (together with all amendments thereto, the "Registration Statement").


                  The opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.


                  We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the form of underwriting agreement, filed as Exhibit 1.1 to Amendment No. 4 to the Registration Statement (the "Underwriting Agreement"), to be entered into by and among the Company, Needham & Company, Inc. and Janney Montgomery Scott Inc. (the "Underwriters"), (iii) the Company's Articles of Incorporation and Bylaws, as in effect on the date hereof; (iv) the form of the Company's Articles of Incorporation and Bylaws, to become effective in connection with the consummation of the Offering, (v) certain resolutions of the Board of Directors of the Company relating to, among other things, the issuance of the Shares, (vi) a specimen certificate representing shares of Common Stock, and (vii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.
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                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to factual matters, we have relied upon statements and representations of officers and other representatives of the Company and others. In addition, we have assumed the conformity of the certificates representing the Shares to the form of the specimen thereof examined by us and the due execution and delivery of such certificates.

                  Members of our firm are admitted to the Bar of the Commonwealth of Pennsylvania, and we express no opinion as to the laws of any other jurisdiction other than the Federal laws of the United States of America.

                  Based upon and subject to the foregoing, we are of the opinion that when the Shares are sold to and paid for by the Underwriters pursuant to the terms of the Underwriting Agreement, the Shares will be duly authorized, legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations promulgated thereunder.

                  This opinion is furnished by us, as your special counsel, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission or relied upon by any other person.

                                  Very truly yours,

                                  PEPPER, HAMILTON & SCHEETZ LLP